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                                                                   Exhibit 10.16

Sample of Provincial General Distribution and City-level Distribution Agreement

              SHANDONG ONLINE SALES REGIONAL DISTRIBUTION CONTRACT



       Party A: _____________________________

       Address: _____________________________

       Party B: Shanghai Shanda Networking Co., Ltd.
       Address: 21/F, Huarong Building, No.1289, Pudong South Road,
                Pudong New District, Shanghai


This contract ("this Contract") was signed by authorized representatives of both parties on June 1st, 2003, in Pudong New Area, Shanghai, China.

WHEREAS:

1. Party A is an enterprise which provides the services of selling software, and is willing to cooperate with Party B to launch the online sales services for non-logistics rechargeable card of the relevant products in the designated territory;

2. Party B is an enterprise which mainly engages in the operation and sales of domestic and overseas computer games, relevant software and products, and has developed and maintained an online sales system for all kinds of rechargeable cards;

3. On the basis of their specialties, both parties are willing to cooperate and Party A is willing to use the relevant online sales system of Party B to launch non-logistics online sales within the territory as agreed upon.

IN WITNESS HEREOF, in order to jointly develop the online game market, provide users with more relevant services, and fully perform the advantages of both Parties A and B, both Parties have, through friendly negotiations, and in pursuant to the requirement of relevant laws and regulations of the People' Republic of China (the "PRC"), reached the following agreement on the development of non-logistics online sales within the said territory and they have mutually agreed upon:

                        Article 1--Terms and Definitions

1.1 Definition of "Online Sales" as referred to herein is: a sales mode that collects the "service fees for online game information" from users by means of "non-logistics rechargeable card" (hereafter as "virtual card") and through the online sales system developed and displayed by Party B at the time of execution hereof, where users shall obtain a rechargeable card account and password


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         through the network directly instead of by way of logistics. Use of any other sales channels, including, but not limited to, the offline sales of material rechargeable card (hereinafter as "material card"), online purchase by bank card, and the selling activities through the sales channel of China Telecom, China Mobile, China Unicom, CNC, Great Wall Broadband and any other sales channel will not be included in the scope of online sales as stipulated herein;

1.2 "Relevant Products of Party B" refer to rechargeable card and other relevant products of all kinds of online games and other relevant online entertainment products that are distributed by Party B as agent, specific contents to be clarified by the appendix hereto;

1.3 "Online Sales System" refers to internet-based online sales system developed and expressly owned by Party B and that is specialized for online sales of all kinds of rechargeable cards, including relevant webpage, program and technical support services;

                  Article 2--Project and Content of Cooperation

2.1 Content of cooperation: Party A will make use of the Online Sales System developed by Party B to become a regional distributor of the Relevant Products of Party B in the designated sales territory (see
         Article 2.3) in the sales mode stipulated in Article 2.2. Party B shall not confer any distribution right of such Online Sales in the said territory to any third party, and Party A shall have the right to develop distributorship in the said territory. Party A undertakes not to sell in any regions beyond the said territory, failing of which the "Management Regulations for Regional Distributor of Online Sales System" (Appendix 1) shall apply; and at the same time, Party B has the right to terminate this Contract at any time, and withhold the sales deposit money stipulated herein for compensation.

2.2 Sales Mode: Party A may adopt the sales mode of non-logistics Online Sales as stipulated in Article 1.1, and shall not engage in any non-network sale and any web sales mode concerning specific logistics; Party A is authorized to use the Online Sales System provided by Party
         B. If Party A uses any sales mode other than those stipulated above (including, but not limited to, the sales activities using sales channels other than the Online Sales System of Party B), Party B has the right to terminate this Contract at any time and withhold the sales deposit money stipulated herein for compensation.

2.3 Territory: Both parties agree that Party A may use the relevant Online Sales System, and the territorial scope of the operation of the Online Sales of the Relevant Products of Party B is the Shandong Province, and Party A shall at the same time guarantee the truthfulness of the information of its lower level distributors, and shall guarantee that the region of sale of its distributors does not exceed the above Territory, or else Party A and its lower level distributors shall be jointly and severally liable for any breach of this Contract by its lower level distributors.

2.4 Both parties agree that for all other online entertainment products distributed by Party B, Party A has the intention to use the relevant Online Sales System provided by Party B. For the cooperation of specific products, relevant appendix shall be signed between both parties for confirmation.



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2.5      Both parties undertakes, in the process of cooperation, to make use of their respective advantages (including product resources, service capability, technological capability and market resources, etc.) to jointly promote the development of online entertainment industry, so that both parties will benefit from the cooperation;

                      Article 3--Time and Method of Payment

3.1 As an online regional distributor in the Territory designated in Article 2.3, Party A agrees to use the relevant Online Sales System, and guarantees that it will distribute Party B's Online Sales products of "Shanda Online Game Card" for a minimum of RMB2,080,000 per month; at the same time, the inventory at the general distribution account of Party A (computed by equivalent sales amount) shall not be less than 25% of the total monthly quantity of general distribution (computed by the monthly sales quantity as stipulated herein). If the total distribution amount for products stipulated herein does not reach the minimum amount as stipulated herein, or the quantity of inventory is less than the percentage as stipulated above, and such shortage is not rectified within 3 business days, in any of the above conditions, Party B has the right to terminate this Contract, and withhold the sales deposit money as stipulated herein for compensation.

3.2 Unless otherwise stipulated herein or between both parties, both parties agree that the mode of payment is delivery upon payment, i.e., each time when Party A buys products from Party B during the period hereof, Part A shall notify Party B in writing of the type and quantity of the relevant products, and shall settle all payment in lumpsum on the basis of the product settlement price (see appendix of relevant products) as stipulated between both parties. Party B shall, within 2 business days upon confirming that the payment of Party A has arrived to its account, provide relevant products in relevant quantities to Party A for distribution, and shall present corresponding sales tax invoice to Party A.

3.3 If Party B needs to make adjustment to the sale price of relevant products of the Contract, it shall give a 2 weeks prior notice to Party A by appropriate means.

3.4 Party A shall strictly abide by the sales price strategy designated by Party B for the relevant products, Party A shall not sell products to end users at prices lower than the average sales price in the market or sell products at prices lower than the cost of Party A, and shall not sell products at prices higher than recommended retail prices stipulated by Party B. In violation of the above, Party B has the right to terminate this Contract, and withhold the sales deposit money as stipulated herein for compensation.

3.5 Party A shall, within 5 business days of the signing of this Contract, pay a one (1) month purchase price to Party B in lumpsum in the amount as stipulated in Article 3.1, and shall pay the sales deposit as stipulated in Article 9.1 hereof, or else Party A shall be deemed as breaching this Contract.



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                     Article 4--Rights and Responsibilities

To perform the content of cooperation as stipulated in Article 1 hereof, both parties agree that their rights and liabilities are as follows:

4.1   Rights and responsibilities of Party A:

      1) Party A shall be responsible for Online Sales and promotion of the products of Party B within the Territory. Under the condition that Party B does not breach this Contract, Party A shall not, without any reason, terminate the performance hereof; Party B shall ensure that Party A is the exclusive online regional distributor within the Territory as stipulated herein;

      2) Party A shall ensure that the payment for products reaches the account of Party B on a timely basis, and shall actively pay taxes to taxation authorities. Party A shall take all responsibilities for complaints and disputes arising from the sales activities of Party A, as well as improper management of the sales mode of its lower level distributors. Party A shall not request for returning the products;

      3) Party A shall, in its cooperation with Party B, strictly abide by the mode of Online Sales as stipulated in Article 2.2 hereof, and shall not engage in sales activities in any other forms (including, but not limited to, the provision of distributors or dealers' IDs to distributive websites for online game cards that are not authorized by Shanghai Shanda Networking Co., Ltd.);

      4) Party A shall, in the entire process of distribution, strictly abide by the price strategy as designated by Party B, shall not, without the consent of Party B, raise or decrease the sale prices of the products of Party B, not to make use of the advantage of the prices due to exclusive distribution to request its lower level distributors to sell other game products;

      5) Party A has the responsibility not to disclose to any third party the discount standard, price standard sales quantity and any other relevant information of the agreement between both parties;

      6) Party A shall make use of its promotional channels and other market resources to actively promote this cooperative project, and shall not make use of its distributive rights of this product to require its lower level distributors to publicize, promote and sell other online game products;

      7) Party A shall, upon the request of Party B, provide necessary working personnel, and shall ensure that they perform their corresponding duties. Particulars of which shall be implemented in accordance with Appendix 3 attached hereto;

      8) To effectively complete the channel coverage of corresponding sales region, Part A must reasonably provide and establish corresponding distributors in the Territory. To accomplish the best coverage, Party B may, under the condition of not affecting the market coverage, require Party A to make adjustment to the distribution and setup of distributors in the Territory, and the distribution personnel and their authorities shall be defined after adjustment;

      9) Party A shall fully and unconditionally perform the "Management Regulations for Regional Distributor of Online Sales System" (Appendix 1), where Party B reserves the right to amend, enlarge and interpret the Rule;

      10) Party A warrants to cooperate with the relevant arrangement of Party B, actively promote




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           and assist the construction of relevant service agencies within the
           Territory, particular of which are to be further negotiated between both parties.

4.2   Rights and responsibilities of Party B:

      1) Party B shall be responsible for providing Party A the relevant products and the right of exclusive online distribution within the Territory. The third-party distributor in the Territory shall contact the regional distributor, and buy products on the basis of the price standards and sales policy established by it; under the condition that Party A has no defaulting activities, Party B shall not, without any reason, terminate the performance hereof;

      2) Party B shall, during the period of cooperation, provide necessary technological support to ensure that Party A can use the relevant Online Sales System to sell the relevant product of virtual card;

      3) Party B shall ensure normal operation and maintenance of relevant products, and shall take responsibilities for complaints and disputes arising from the online game itself;

      4) Party B shall be responsible for customer service agencies of relevant products, and to answer questions of the customers (players) in using the game;

      5) The content of the online game provided by Party B shall not be in violation of any provisions of the relevant state laws and regulations;

      6) Party B shall make use of its promotional channels and other market resources to actively promote this cooperation project.

                         Article 5--Term of the Contract

5.1 This Contract shall become effective as of the date of execution by both parties, and for a term of half a year. If any party presents ideas for modification, such party shall, at least one month prior to the expiration date hereof, present its idea for mutual negotiations on relevant details.

                           Article 6--Confidentiality

6.1 Party A warrants to keep confidential the commercial secrets relating to the Online Sales System, including, but not limited to, distributors participating in the Online Sales System, list and contact details of distributors, internal function and user's manual of the Online Sales System, internal management policy and internal management policy of the Online Sales System. And Party A shall be liable for any breach.

6.2 Both Parties A and B shall mutually take all necessary steps to take confidentiality measures for the commercial secrets acquired from the other party in the cooperation so as to prevent commercial secrets from being disclosed, used publicly or obtained by any unauthorized party. Party A shall not disclose the Online Sales System provided by Party B to unauthorized party. Once such activity is discovered, Party B has the right to terminate this Contract, and claim relevant economic and legal compensation from Party A, including, but not limited to, withholding the sales deposit money as stipulated herein for compensation.


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6.3   The party that acquires such commercial secrets (hereinafter as the
      "Acquirer") shall do the following with respect to the commercial secrets acquired from the party who provides such commercial secrets (hereinafter as the "Provider" ): (i) Not to make partial or full reproduction or copying of the commercial secrets without the authorization of the Provider, and without the approval under this Contract; (ii) Return all commercial secret to the Provider upon termination of this Contract, or destroy the commercial secret with the written consent of the Provider.


6.4 The Acquirer shall use the commercial secrets only within the scope as stipulated herein. Further, the Acquirer shall cause, or have already caused, its employees and advisors to sign a contract with essentially the same confidentiality clause as this Article 6.4.

6.5 Both parties agree to keep strictly confidential the quantity of products, product settlement price and other sensitive information involved in the cooperation; if the above information is disclosed by a party in default, the defaulting party shall be liable to pay damages.

6.6 This article shall continue to have effect within 1 year after the expiration of this Contract.

                     Article 7--Termination of the Contract

7.1 Unless stipulated by law or terminated in accordance with Articles 2.1, 3.1, 3.4, 10.3 or 10.4 hereof, this Contract shall be terminated immediately in the case of one of the followings:

      1) The relevant business qualifications of either Party A or Party B have been nullified or cancelled by government authorities;

      2) Party A or Party B violates the representations and warranties made in Article 8 hereof;

      3) Either party enters into bankruptcy or liquidation proceedings voluntarily or initiated by third parties;

      4) In cases where either party violates any provisions hereto, and fails to take measures to rectify such violation within five (5) days from the date when the other party notifies it in writing of its default;

      5) If, without any reason, a party delays in performing this Contract, and fails to take measures within 5 days upon the other party's notification in writing of such delay, then the other party has the option to request the defaulting party to continue to perform this Contract or to terminate this Contract. If the defaulting party still fails to perform this Contract, then the other party can still terminate the Contract and the defaulting party shall be liable for any economic losses.

7.2 Either party hereof shall not be liable for any losses incurred by the other party due to the failure or delay in performance of this Contract for reasons of force majeure. In the case of force majeure, the affected party shall notify the other party in the quickest manner possible, and shall present documents duly evidencing the occurrence of the force majeure event within 15 days upon the occurrence of such force majeure events. The affected party shall act actively to minimize and mitigate any losses that may be resulted from the failure or delay in performance of this Contract. The delay in performance of its duty due to force majeure shall be the same as the time of the



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      continuation of the force majeure.

7.3 Force majeure refers to events that are unforeseeable, and whose occurrence and consequence cannot be avoided and cannot be overcome. In view of the special features of the network, force majeure shall include, but not limited to, the following that affects normal operation of the network:

      1)   Hacker attack, invasion or outbreak of computer virus;

      2) The computer system is damaged, paralyzed or cannot be normally used, which causes the loss of information and record to the extent where Party B becomes unable to provide the sales service;

      3) Major influences caused by technological adjustment of the telecommunications department;

      4)   Temporary closure caused by management of the government.

      5)   Other reasons not attributable to Party B or its carriers.

7.4   In the case of termination of this Contract on the basis under this
      Article 7, the non-defaulting party may ask the defaulting party to take the liabilities and compensate its losses; the scope of compensation shall include all economic losses caused by the defaulting party.

                    Article 8--Representations and Warranties

8.1   Representations and warranties of Party A:

      1) Party A is a limited company duly established in accordance with laws officially promulgated in China. The signatory of Party A has obtained sufficient and valid approval and authorization;

      2) Party A has the qualification for engaging in the sales activities as stipulated herein;

      3) The execution and performance hereof by Party A conforms to the provisions of relevant laws and its articles of association;

      4) This Contract constitutes valid, binding and enforceable legal obligations on Party A;

      5) The execution and performance hereof by Party A needs no approval of or filing with any third party;

8.2   Representations and warranties of Party B:

      1) Party B is a limited corporation duly established in accordance with laws officially promulgated in China. The signatory of Party B has obtained sufficient and valid approval and authorization;

      2) The execution and performance hereof by Party B conforms to the provisions of relevant laws and its article of association;

      3) This Contract constitutes valid, binding and enforceable legal obligations on Party B;

      4) The execution and performance hereof by Party B needs no approval of or filing with any third party;



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      Article 9--Computation Method for Damages or Compensation for Losses

9.1 To ensure effective development of the cooperation between both parties, Party A agrees to pay to Party B in lumpsum 50% of the monthly sales amount as stipulated in Article 3.1 as the sales deposit money for this cooperation within 5 business days upon execution of this Contract, and such payment shall be refunded to Party A in full upon completion of this Contract.

9.2 If, in the course of the project, any party violates any terms of this Contract or terminate the Contract without any valid reason, such party shall be liable for breach of contract. Apart from being compensated any direct economic losses by the defaulting party, the non-defaulting party may reserve the right for further pursuit of such responsibilities.

9.3 Apart from the defaulting activities and defaulting responsibilities as stipulated in Articles 2.1, 3.1, 3.4, 3.5, 10.1, 10.2, 10.4 and 10.5,
         the defaulting party of other defaulting activities shall immediately terminate its defaulting activities upon the written notice from the non-defaulting party, and shall, within 10 days, compensate all losses incurred by the other party (including direct loss, indirect loss and all reasonable expenses and costs incurred thereby).

9.4 If the defaulting party continues to perform its defaulting activity or fails to perform the said obligations, apart from acquiring the compensation for relevant losses from the defaulting party, the non-defaulting party may also notify the defaulting party in writing to terminate this Contract prior to the expiry of its term.

9.5 In the case where Party A breaches this Contract, Party B may take, including, but not limited to, the following measures: immediately terminate this Contract, temporarily suspend the supply of products to Party A, seal products already sold to Party A, withhold sales deposit money as stipulated herein for compensation, directly supply products to a third party in the Territory, cancel the sales award to Party A. Party A has no objection to this, and Party B shall be liable under this Contract.

                  Article 10 Clauses of Anti-Unfair Competition

To avoid possible unfair competitions that may arise, both parties agree to the following:

10.1 For competing online game products which began commercial operation or charging fees after January 1st, 2003 and which are not distributed by Party B as agent, if Party A decides to sell or to carry on other distribution agency activities for such products, Part A shall, 1 week prior to the actual agency and distribution of such products commence, notify Party B in the manner stipulated herein; if Party A commences to operate other online game products (no matter whether a contract has been signed or not) without notifying Party B, Party A shall be deemed to be in default hereof, where Party B shall have the right to act in accordance with Article 9 hereof.

10.2 For competing products (refers to products stipulated in the Anti-Unfair Competition Law that


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         infringe the interests of Party B, or other products that have disputes with the Relevant Products of Party B with regard to intellectual property right or trademark) that seriously harm the interests of Party B, any units engaged in the sale, promotion and marketing of the said competing products or distributors that are engaged in the sale, promotion and marketing of the said competing products under different names, and such units or distributors have close property right relationship with Party A or major responsible people of Party A, Party B shall have the right to deem Party A in default of this Contract, and shall take action in accordance with Article 9 hereof.

10.3 Unfair competitive activities referred to in this Article 10 include, but not limited to, the following types:

         1) Intentional disclosure of the commercial secrets between both parties;

         2) Make use of the right of product distribution provided herein to inappropriately obtain interests for its own benefits;

         3) Viciously violate the sales policy designated by Part B, to dispose of or viciously circulate the relevant products;

         4)  To promote to the users and distributors in a harmful way;

         5) Bribe to, soliciting, or threatening in any manner the staff of Party B or other distributors; and

         6) Other activities that are against commercial regulations and state laws and regulations.

10.4 If, during the term of this Contract, Party A commits any unfair activities as stipulated in Article 10.2, Party B has the right to deem Party A as breaching this Contract, regardless of whether actual loss has been incurred by Party B or not, and Party B shall take action in accordance with the stipulation of Article 9 hereof.

10.5 If, during the term of this Contract, Party A fails to perform stipulations of Article 10.1 without notifying Party B in a correct manner or it fails to buy the sales quantity as stipulated herein on a timely basis, then Party B may, after confirming the corresponding sales activities of Party A, have the right to deem Party A as breaching this Contract, and shall take action in accordance with
         Article 9 hereof.

10.6 In the case of the occurrence of Articles 10.4 and 10.5, Party B has the right to take further actions in accordance with corresponding stipulations of Article 7 and Article 9.

                            Article 11--Miscellaneous

11.1 Both parties understand and agree that both parties to this Contract are independent. This Contract shall not be considered as the creation of partnership or joint venture between the parties.

11.2 Both parties agree that Party A is the exclusive online regional distributor within the Territory. This Contract has exclusive stipulations where Party B shall not grant the right of operation to a third party in the Territory within the term of this Contract.

11.3 Without written confirmation by both parties hereof, neither party shall transfer the whole or any


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       part of this Contract in any form or manner.

11.4 Any notice as required or allowed herein shall be made in written forms and shall be sent to the other party to its respective address as stipulated herein by mail or fax. The notice shall become effective as of the date of receipt.

11.5 Manner of delivery of the relevant products: both parties agree to make use of the method in the relevant Online Sales System provided by Party B.

11.6 For all relevant data materials involving the Online Sales System, both parties agree to use and rely on the corresponding server datas provided by Party B;

11.7   Appendices hereof shall have the same legal effect as this Contract.

11.8 If there are matters not included in the performance hereof, or, if due to business development, there is a need to supplement, alter or modify this Contract, both parties or any party may present suggestions. After both parties agreed to the amendment, they may prepare for the supplementation, alteration or modification in writing. Such supplementary document shall have the same legal effect as this Contract.

11.9 If any part of this Contract is deemed to be invalid or unenforceable, such invalidity and unenforceability shall not affect the validity and enforceability of other clauses or any part of the other clauses.

11.10 Establishment, effect, interpretation, performance and settlement of disputes of this Contract shall be governed by laws of the PRC. In the event of any dispute which may arise from this Contract, or the performance of this Contract, both parties shall seek settlement through friendly negotiations, failing of which any party shall have the right to submit such dispute to the people's court of the place of this Contract.

11.11 This Contract shall become effective when signed and sealed by authorized representatives of both parties. After this Contract becomes effective, any agreement in relation to the Online Sales of online game products signed between both parties prior to the effective date of this Contract shall be terminated. Both parties shall strictly abide by the stipulations hereof to perform all rights and liabilities stipulated herein.

11.12 This Contract is written in Chinese, with both parties holding one copy each, and these 2 copies shall have the same legal effect.

[The remainder of this page has been intentionally left blank]



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IN WITNESS HEREOF, both parties have authorized their designated representatives to sign this contract on the date in the first page hereof.

Party A:
(Common seal):
Legal address:
Contact Address:
Postal code:
Tel:
Fax:
Legal representative:
(Authorized representative):
Date of signature:


Party: Shanghai Shanda Networking Co., Ltd.
(Common seal):
Legal address:
Contact address: 21F, Huarong Building, No.1289, Pudong South Road, Pudong New District, Shanghai
Postal code: 200122
Tel: (021)-50504720
Fax: (021)-50504720-8088
Legal representative:
(Authorized representative):
Date of signature:



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    Appendix 1:

     MANAGEMENT REGULATIONS FOR REGIONAL DISTRIBUTOR OF ONLINE SALES SYSTEM
                      SHANGHAI SHANDA NETWORKING CO., LTD.
               (Version 2.0, Date of publication: June 1st, 2003)

To ensure normal operation of the online sales system, maintain the interest of all online distributors, and strengthen the stability and security of the online sales system, Shanghai Shanda Networking Co., Ltd. (hereinafter as "Shanda") has hereby established the following management regulations:

1. All regional distributor must effectively abide by the market price system as set forth by Shanda; if the sale is at a price lower than its lowest standard, Shanda may raise the purchasing price of products until the cancellation of the regional distributorship; if the sale is at a price higher than the maximum standard, Shanda may cancel the exclusive rights and supply products to the distributors within the region at the upper limit of the price;

2. Regional distributor shall not take discriminatory policy and treat some of the distributors within the region differently, including, but not limited to, the refusal of product supply to particular distributors, forcing distributors to buy other products not belonging to Shanda, and the major difference in the manner of payment. Under these circumstances, distributors may complain to Shanda directly, if the regional distributor cannot provide reasonable explanation, Shanda may go beyond the regional exclusive agency to supply goods directly to the distributors;

3. Regional distributor must collect and adjust the distribution of secondary distributors within the Territory to ensure necessary geographical coverage ratio. Regional distributor has the responsibility to cooperate closely with Shanda to jointly provide service for distributors within the Territory, including, but not limited to, provide necessary personnel for professional service, service site, service telephone, in accordance to the marketing and promotional requirement of Shanda and assist distributors within the Territory with any network security work;

4. Regional distributor must cooperate with Shanda to jointly trace down all forms of product circulation and selling activities that are against the regulations, shall not supply products to distributors specifically designated by Shanda. Regional distributor shall not carry out any cross-regional sales activities in any forms; when there are cross-regional selling activities in the Territory, regional distributors shall actively cooperate with Shanda to take appropriate actions;

5. Regional distributor has the liability to report and trace down when private server or cheating programs are detected. Otherwise, Shanda has the right to take necessary measures including, but not limited to, choosing a third party as a sales partner of the region, until the termination of the contract between both parties;

6. Any transfer of capital pressure to the distributors is strictly forbidden, including the activities of collection of high security, and failure to supply products for a long time after receiving cargo payment. In any event the capital of the distributors must be secured;



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7. Regional distributor shall ensure timely delivery of products to its distributors within 2 business days upon receipt of the product payment from the distributors. If the distributors have not received products within stipulated period of time, they may complain to Party B. If the number of confirmed complaints exceeds 3, Party A shall be deemed as breaching this Contract, and Party B may take action in accordance with the defaulting clauses hereof;

8. Inspection clauses: Party B has the right to, or authorize other units to, make use of all legal methods to do inspection on Party A's conformity to the above Management Regulations, including, but not limited to, market investigation, telephone recordings, all kinds of sales vouchers, online sales system data and analysis data, and shall make judgment on the basis of this, where Party A shall have no objection.

9. Security protection

Regional distributor shall pay attention to the safety protection of its own online sales account, and shall take safety measures, for examples, selecting appropriate people to do account management, not to use such account in public places such as the net cafe, setup of appropriate password and modification of it on a regular basis;

10. Effectiveness of data record

Regional distributor shall agree that the sales data record of online sales system provided by Shanda shall be used as the sole basis for settlement between both parties and the treatment of relevant affairs, and shall have the legal effect confirmed by both parties.


The above regulations shall formally become effective as of the date of its publication. Shanda reserves the right to modify, supplement and interpret this Regulation.




    Shanghai Shanda Networking Co., Ltd.
      June 1st, 2003



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



APPENDIX 2:

             Letter of Agreement on Online Products of Online Games

               (Version 3.0, time of publication: June 1st, 2003)

1.    Basics of the product

      o Product name: Shanda online rechargeable card (hereinafter as "online rechargeable card")

      Product type: Recommended retail price of 10 Yuan for online rechargeable card with the first two number of "69" (69 card)

                    Recommended retail price of 35 Yuan for online rechargeable card with the first two number of "68" (68 card)

2.    Method of recharge and rechargeable game

      Shanda web game online rechargeable card is to recharge value for products such as The World of Legend 2 and Fortress 2 operated and served by Shanda. Special method of recharging each of the product is to be based upon internal regulation of the online sales system.

3.    Standard of settlement

      1) Both parties agree that Party A buys 68 card at the price of 26 Yuan/card, and the minimal amount is 1,000 cards, and Party A buys 69 card at the price of 8 Yuan/card for an minimal amount of 3,000 cards;

      2) If Party B makes adjustment to the above discount on the basis of market need, Party B may give a 2 week (14 days) transitional period after the release of the public announcement. Party A must make settlement with Party B at the adjusted discount after the transitional period.

4.    Regulations on sales price

      Party A must, in actual sale of the product, abide by the following regulations on selling prices:

      1) Party A shall not, as of the date when this Contract becomes effective, sell 68 card to its distributors at a price lower than
           26.5 Yuan/card, and sell 69 card at a price lower than 8.5 Yuan/card;

      2) Party A shall not, as of the date when this Contract becomes effective, sell 68 card to its distributors at a price higher than 28 Yuan/card, and sell 69 card at a price higher than 9 Yuan/card.

5.    Responsible people of both parties

      Responsible people of Party A:

      Method of contact:

               Email:
               MP:
               Tel:

      Responsible people of Party B: Zhang Nan
      Method of contact: Email: bar@mir2.com.cn
                         Tel: 021-58367297-8658



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



APPENDIX 3

            Staff Placement and Distributor Development Requirements

1.    Party A shall ensure the following staff placement requirements.

      o To accomplish area coverage, Party A must place ________ distribution commercial personnel (Business operation personnel are: distribution personnel and direct commercial personnel.).

      o  Major responsibilities of business service personnel:

      a. Establish good business cooperative relationship with dealers (including, but not limited to, Internet cafe, software sales locations and retail network locations that sell prepaid rechargeable cards for online games) and distributors (including, but not limited to, online distributors and software enterprises that have sales channel).

      b. Sell game virtual cards of Party B, accomplish sales goals and realization goals.

      c. Organize marketing and promotional activities on a regular basis upon the demand of dealers and distributors.

      d. Promotional work of delivery, posting and updating of posters of distributors and dealers.

      e. Develop new dealers and distributors and assist regional distributors to accomplish distributor and dealer management and control.

      f. Gather relevant market information of competing products of Party B.

      g. Complete work statements and copy them to the Sales Department of Party B for reference.

2.    Distributor development requirement

      To effectively accomplish the coverage of the Territory of Party A, Party A must divide the Territory into ________regions; for each of theses regions, the number of distributors shall not exceed ________. Currently the regions are: _________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

      _____________________________________________________

      Accomplishment of coverage of the entire Territory--to accomplish the best coverage of the market, Party B may, on the condition of not affecting the market coverage, make adjustment to the distribution and setup of distributors within the Territory.



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



APPENDIX 4

               Letter of Attorney on the Payment of Contract Price

Consignor:

Consignee:             (ID card No.:               )

In view that the consignor signs regional sales contract with Shanghai Shanda Networking Co., Ltd. ("Shanda"), the consignor must pay the contract price in accordance with the contract. During the term hereof, due to reasons of funding or any other special reasons, the consignor consigns the consignee to perform the liability of paying the contract price, where the consignee only accepts the consignment of the consignor to pay the contract amount without accepting any rights of the contract between the consignor and Shanda. Consignors and the consignees agree that this consignment contains no illegal objective, and shall not bring any legal risk to Shanda, or else the consignor is willing to undertake responsibilities for all losses incurred by such consigned payment. The consignor only consigns the consignee as designated herein without further designating other people to perform the obligation of making the payment.

    Hereby consigned


                                                   Consignor:

                                                   Consignee:





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